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                                                                    EXHIBIT 99.2

                              RIVA BANCSHARES, INC.

                         PROXY CARD FOR SPECIAL MEETING

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVA BANCSHARES, INC. ("RIVA BANCSHARES"). THE NON-EMPLOYEE DIRECTORS OF RIVA BANCSHARES WILL SERVE AS THE PROXY COMMITTEE FOR THE ___________, 1999 SPECIAL MEETING OF SHAREHOLDERS ("SPECIAL MEETING").

         The undersigned shareholder hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all the shares of Riva Bancshares held of record by the undersigned on ______________, 1999, at the Special Meeting to be held at _______ a.m., Local Time, on ________________, 1999, at the corporate offices of Riva Bancshares located at 13004 Starbuck Road, St. Louis, Missouri, or at any adjournment thereof.

         The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary a written notice of revocation, delivering to Riva Bancshares a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. The sole purpose of the Special Meeting is to consider and vote upon the following Merger proposal:

         (1) The Merger. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of July 29, 1999 between Riva Bancshares, Inc. and Premier (the "Merger Agreement"), whereby Premier will be merged (the "Merger") with and into Riva Bancshares. Immediately upon consummation of the Merger, each issued and outstanding share of Premier "Common Stock" (other than shares as to which dissenter's rights are properly exercised) will be converted into and exchanged for the right to receive that number of shares of Riva Bancshares "Common Stock" equal to the quotient obtained by dividing $216.135 by the initial public offering price of one share of Riva Bancshares Common Stock, rounded to the third nearest decimal point. Assuming an IPO Price of $11.00 per share (which represents the mid-point of the estimated range), each share of Premier Common Stock outstanding immediately before the Merger is effected will be converted into and exchanged for approximately 19.558 shares of Riva Bancshares Common Stock. Cash will be paid in lieu of fractional shares.

       [ ]   FOR                 [ ]   AGAINST                 [ ]  ABSTAIN
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NOTE:    THIS PROXY IS REVOCABLE AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
         MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) ABOVE.

IMPORTANT:

Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by the president or other authorized officer. If shareholder is a partnership, please sign in partnership name by an authorized person.

The undersigned acknowledges receipt from Riva Bancshares, prior to the execution of the Proxy, a Notice of the Special Meeting and a Proxy Statement dated ______________, 1999.



                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly


                                       Date:
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                                            Please mark, sign, date and return
                                            this Proxy Card promptly, using the
                                            enclosed envelope.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.